UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 25, 2005

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

In its Annual Report on Form 10-K for the year ended December 31, 2004, as amended by the Form 10-K/A filed on April 1, 2005, Central European Media Enterprises Ltd. (the “Company”) reported that it entered into an Agreement on the Settlement of Disputes and Transfer of Ownership Interest with Peter Krsak on February 24, 2005 providing for the transfer of Mr. Krsak’s entire minority ownership interest in CET 21, which holds the TV Nova license in the Czech Republic, to a wholly-owned subsidiary of the Company. This transfer is subject to a number of conditions, including the consent of the Czech Council on Radio Television Broadcasting and of the general meeting of shareholders of CET 21. Both consents have now been received.

There are other steps and conditions to complete the transaction that remain to be fulfilled. The Company expects to complete the transaction by the third quarter of 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: April 25, 2005	/s/ Wallace Macmillan
Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Accounting Officer)